UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 13, 2009
Date of Report (Date of earliest event reported)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)
(610) 668-4700
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 13, 2009, the shareholders of Royal Bancshares of Pennsylvania, Inc. (the “Company”) approved amendments (“Articles Amendments”) to Article 4 of the Company’s articles of incorporation and Paragraph 4 of the Company’s additional articles of incorporation to (i) increase the authorized shares of Class A common stock to 20 million from 18 million and (ii) authorize the issuance by the Company of up to 500,000 shares of preferred stock. The preferred stock may be issued by the Company’s board of directors in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as determined by the board of directors.
     The Articles Amendments were approved by the board of directors on November 4, 2008, subject to shareholder approval, and were effective upon approval by the Company’s shareholders and the filing of the Articles Amendments with the Secretary of State of the Commonwealth of Pennsylvania on February 13, 2009. The full text of the Articles Amendments are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by this reference. The above summary is qualified in its entirety by reference to the full text of the Articles Amendments filed as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
3.1	Articles of Amendment to Articles of Incorporation of Royal Bancshares of Pennsylvania, Inc., effective as of February 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: February 19, 2009

	By:	/s/ James J. McSwiggan, Jr.
James J. McSwiggan, Jr.
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to Articles of Incorporation of Royal Bancshares of Pennsylvania, Inc., effective as of February 13, 2009